Exhibit 10.85

GSMP V ONSHORE US, LTD.

GSMP V OFFSHORE US, LTD.

GSMP V INSTITUTIONAL US, LTD.

200 West Street

New York, NY 10282-2198

October 24, 2011

MONEYGRAM PAYMENT SYSTEMS

WORLDWIDE, INC.

2828 N. Harwood Street, 15th Floor

Dallas, TX 75201

DEUTSCHE BANK TRUST COMPANY

AMERICAS, as Trustee

Trust & Securities Services

60 Wall Street, MS2710

New York, NY 10005

DEUTSCHE BANK TRUST COMPANY

AMERICAS

c/o Deutsche Bank National Trust Company

Trust & Securities Services

25 DeForest Avenue, MS SUMO1-0105

Summit, NJ 07901

Re: 13.25% Senior Secured Second Lien Notes Due 2018

Reference is hereby made to that certain Indenture (the “Base Indenture”) dated as of March 25, 2008, as supplemented by the First Supplemental Indenture, dated as of August 6, 2009, the Second Supplemental Indenture dated as of June 29, 2010 and the Third Supplemental Indenture dated as of April 19, 2011, and Fourth Supplemental Indenture dated as of September 29, 2011 (together with the Base Indenture, the “Indenture”) by and among MoneyGram Payment Systems Worldwide, Inc. as the issuer (the “Company”), the Guarantors listed on the signature pages of the Indenture (the “Guarantors”) and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”). Capitalized terms used, but not defined, in this consent shall have the meaning defined (including by reference) in the Indenture (as supplemented by the Fifth Supplemental Indenture, as defined below).

GSMP V ONSHORE US, LTD., GSMP V OFFSHORE US, LTD., and GSMP V INSTITUTIONAL US, LTD. (collectively, the “GS Holders”) hereby represent and warrant to the Company and the Trustee that the GS Holders collectively own 100% in the aggregate principal amount of the outstanding 13.25% Senior Secured Second Lien Notes due 2018 (the “Notes”) voting as a single class issued pursuant to the Indenture. The GS Holders hereby consent to the entry into a fifth supplemental indenture (the “Fifth Supplemental Indenture”) to the Indenture in substantially the form attached hereto as Annex A. At the request of the Company, the GS Holders, in their capacity as Required Holders under the Note Purchase Agreement and the Indenture, hereby consent to the changes to the definition of “Highly Rated Investments” contained in the Fifth Supplemental Indenture (and consent to any resulting changes in the Investment Policy relating to Holdco’s and the Holdco Subsidiaries’ investment portfolio).

The execution and delivery of this letter shall not operate as a waiver of any right, power or remedy of the GS Holders under the Indenture, nor constitute an amendment of any other provision of the Indenture or for any purpose except as expressly set forth herein.

The Company hereby represents and warrants as follows:

1. The Fifth Supplemental Indenture, when fully-executed and effective, will constitute the legal, valid and binding obligation of the Company and the Guarantors enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the Company and the Guarantors rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

2. The Company and each Guarantor has all requisite corporate power and authority to enter into the Fifth Supplemental Indenture and to carry out the transactions contemplated by, and perform its obligations under, the Fifth Supplemental Indenture and the Indenture as amended by the Fifth Supplemental Indenture.

3. After giving effect to the Fifth Supplemental Indenture, the Indenture, as amended, does not impair the validity, effectiveness or priority of the Liens granted pursuant to the Security Documents, and such Liens continue unimpaired with the same priority to secure repayment of all Obligations with respect to the Notes, whether heretofore or hereafter incurred. The position of the GS Holders with respect to such Liens, the Collateral in which a security interest was granted pursuant to the Security Documents and the ability of the Trustee to realize upon such Liens pursuant to the terms of the Security Documents have not been adversely affected in any material respect by the amendments to the Indenture effected pursuant to the Fifth Supplemental Indenture or by the execution, delivery, performance or effectiveness of the Fifth Supplemental Indenture. The Company and each Guarantor confirm that the Indenture and each Security Document to which it is a party is, and shall continue to be, in full force and effect, and the same are hereby ratified, approved and confirmed in all respects, except as the Indenture may be amended by the Fifth Supplemental Indenture.

4. As of the date hereof (and giving effect to the Fifth Supplemental Indenture), no event has occurred and is continuing or will result from the consummation of the transactions contemplated by the Fifth Supplemental Indenture or the Indenture as amended by the Fifth Supplemental Indenture that would constitute an Event of Default.

The Company and each Guarantor reaffirm as of the date hereof their respective covenants and agreements contained in the Indenture and each Security Documents to which it is a party, including, in each case, as such covenants and agreements may be modified by the Fifth Supplemental Indenture.

THIS LETTER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[SIGNATURE PAGE FOLLOWS]

HOLDERS:	GSMP V ONSHORE US, LTD.

	By:	/s/ John E. Bowman
	Name:	John E. Bowman
	Title:	Vice President

GSMP V OFFSHORE US, LTD.

	By:	/s/ John E. Bowman
	Name:	John E. Bowman
	Title:	Vice President

GSMP V INSTITUTIONAL US, LTD.

	By:	/s/ John E. Bowman
	Name:	John E. Bowman
	Title:	Vice President

Agreed and acknowledged as of the first date written above:

MONEYGRAM PAYMENT SYSTEMS WORLDWIDE, INC.

By:	/s/ James E. Shields
Name:	James E. Shields
Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Holder Consent]

MONEYGRAM INTERNATIONAL, INC.
MONEYGRAM PAYMENT SYSTEMS, INC.
MONEYGRAM OF NEW YORK, LLC

By:	/s/ James E. Shields
Name:	James E. Shields
Title:	Executive Vice President and
Chief Financial Officer

Copies to:	F. William Reindel
Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, NY 10004

Valinda Wolfert
Vinson & Elkins L.L.P.
2001 Ross Avenue
Suite 3700
Dallas, TX 75201

ANNEX A

FIFTH SUPPLEMENTAL INDENTURE

This Fifth Supplemental Indenture, dated as of October         , 2011 to be effective as of the Effective Date referred to below (this “Fifth Supplemental Indenture”), among MoneyGram Payment Systems Worldwide, Inc. (or its permitted successor), a Delaware corporation (the “Company”), the Guarantors (as defined in the Indenture referred to herein) and Deutsche Bank Trust Company Americas, a New York banking corporation, as trustee and collateral agent under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Base Indenture”), dated as of March 25, 2008, providing for the issuance of 13.25% Senior Secured Second Lien Notes due 2018 (the “Notes”) and a first supplemental Indenture thereto, a second supplemental Indenture thereto, a third supplement Indenture thereto, and a fourth supplemental Indenture thereto (together with the Base Indenture, the “Indenture”);

WHEREAS, Section 9.02 of the Indenture provides that the Company and the Trustee may amend or supplement the Indenture with the consent of the Holders specified in Section 9.02;

WHEREAS, Holders of 100% of the aggregate principal amount of the outstanding Notes have provided written consent to this Fifth Supplemental Indenture; and

WHEREAS, the execution of this Fifth Supplemental Indenture by the parties hereto is in all respects authorized by the provisions of the Indenture, the Company has delivered to the Trustee an officer’s certificate and an opinion of counsel with respect to such execution, and all things necessary to make this Fifth Supplemental Indenture a valid agreement between the Company and the Trustee in accordance with its terms have been done.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. Amendment of Definitions.

(a) Section 1.01 of the Indenture is hereby amended to add the following definition of Tax-Efficient Restructuring to be inserted in alphabetical order:

“Tax-Efficient Restructuring” means one or more transfers from MoneyGram Payment Systems, Inc. to one or more Wholly-Owned Non-Guarantors of intellectual property interests and related contracts with an aggregate fair market value, for all such transfers during the term of this Indenture, of not greater than $100,000,000 as part of a restructuring deemed by Holdco to be tax efficient for Holdco and its Subsidiaries.

(b) The definition of Asset Sale in Section 1.01 of the Indenture is hereby amended by deleting the clause “and” at the end of the subsection (o), inserting the following as new subsection (p), and re-numbering current subsection (p) as subsection (q):

(p) sales or other dispositions comprising all or a portion of the Tax-Efficient Restructuring; and

(c) The definition of Permitted Investment in Section 1.01 of the Indenture is hereby amended by deleting the clause “and” at the end of subsection (17), inserting the following as new subsection (18), and restating current subsection (18) as subsection (19) as set forth below:

(18) Investments by MoneyGram Payment Systems, Inc. in one or more Non-Guarantors arising directly as a result of the Tax-Efficient Restructuring (through contributions to equity of, or intercompany loans or advances to, such Non-Guarantors); and

(19) additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (19) that are at that time outstanding, not to exceed $50.0 million (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value).

(d) The definition of Business Combination in Section 1.01 of the Indenture is hereby amended by inserting the following at the end thereof:

; provided that for the avoidance of doubt the sale of Capital Stock of Holdco by the Sponsors in a primary or secondary public offering shall not constitute a Business Combination.

(e) The definitions of Credit Agreement, Highly Rated Investment, Intercreditor Agreement, and Qualified Equity Offering in Section 1.01 of the Indenture are hereby amended by restating them to read as follows:

“Credit Agreement” means that certain Credit Agreement, dated as of May 18, 2011, by and among the Company, Bank of America, N.A., as the administrative agent, and the other financial institutions signatory thereto as amended, restated, amended and restated, modified renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Highly Rated Investments” means:

(1) U.S. dollars, euros, Australian dollars, Canadian dollars, Pounds Sterling or any national currency of any participating state of the EMU;

(2) Government Securities with maturities not to exceed 24 months;

(3) securities (including fixed rate mortgages) issued by any agency of the United States or government-sponsored enterprise (such as debt securities or mortgage-backed securities issued by Freddie Mac, Fannie Mae, Federal Home Loan Banks and other government-sponsored enterprises), which may or may not be backed by the full faith and credit of the United States, rated A3 or better by Moody’s and A- or better by S&P, in each case with maturities not to exceed 24 months;

(4) any overnight Repurchase Agreement with any bank or trust company organized under the laws of any state of the United States or any national banking association or any government securities dealer which is listed as reporting to the market statistics division of the Federal Reserve Bank of New York;

(5) certificates of deposit, time deposits and eurodollar time deposits with maturities of 24 months or less from the date of acquisition, banker’s acceptances with maturities not exceeding 24 months and overnight bank deposits, in each case (i) with a commercial bank and (ii) rated A3 or better by Moody’s and A- or better by S&P;

(6) any foreign currency held on deposit with any financial institution for the purpose of settlement of fund transfers;

(7) commercial paper rated at least P-1 by Moody’s or at least A-1 by S&P and in each case maturing within 12 months after the date of creation thereof;

(8) registered senior notes denominated in U.S. dollars issued by corporate issuers which are not financial institutions or structured investment vehicles and other than corporations used in structured financing transactions, rated A3 or better by Moody’s and A- or better by S&P, in each case with maturities not to exceed 24 months; and

(9) any money market mutual fund registered under the Investment Company Act of 1940, as amended, that invest exclusively in any one or more of the securities described in clauses (2), (3), (4) or (5) above.

“Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of May 18, 2011, by and among Bank of America, N.A., Deutsche Bank Trust Company Americas, the Company and the other parties thereto, as amended, restated or otherwise modified from time to time, or replaced in connection with any amendment, restatement, modification, renewal or replacement of Credit Facilities.

“Qualified Equity Offering” means any primary or secondary public offering in which Goldman, Sachs & Co. or any of its affiliates participate as a selling stockholder and any subsequent primary or secondary public offerings, in each case for aggregate cash proceeds of at least $50,000,000 and in respect of Equity Interests (other than Disqualified Stock) of Holdco and any direct or indirect parent of Holdco.

3. Amendment of Certain Provisions in Article 3 of the Indenture.

(a) Section 3.01 of the Indenture is hereby amended to read in its entirety as follows:

The Company must furnish to the Trustee an Officer’s Certificate if the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof. If such optional redemption is pursuant to Sections 3.07(a) or 3.07(c) hereof, such Officer’s Certificate must be furnished to the Trustee at least 30 days but not more than 60 days before the Redemption Date. If such optional redemption is pursuant to Section 3.07(d) hereof, such Officer’s Certificate must be furnished to the Trustee at least four Business Days before the Redemption Date, but not more than 60 days before the Redemption Date. In either case, such Officer’s Certificate shall set forth and certify:

(i) the clause of this Indenture pursuant to which the redemption shall occur;

(ii) the Redemption Date;

(iii) the principal amount of Notes to be redeemed; and

(iv) the redemption price.

(b) The second paragraph of Section 3.02 of the Indenture is hereby amended to read in its entirety as follows:

In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased will be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption or purchase date by the Trustee from the outstanding Notes not previously called for redemption or purchase; provided, however, that, notwithstanding the foregoing, in the event of a partial redemption pursuant to Section 3.07(d) hereof, such Notes may be selected by the Trustee on or prior to the Redemption Date, but not more than 60 days before the Redemption Date.

(c) Section 3.03 of the Indenture is hereby amended to read in its entirety as follows:

Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before a Redemption Date, the Company will mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at such Holder’s registered address, except that (a) redemption notices may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 13 hereof and (b) in the case of an optional redemption pursuant to Section 3.07(d) hereof, redemption notices shall be mailed at least four Business Days before a Redemption Date, but not more than 60 days before a Redemption Date.

The notice will identify the Notes (including CUSIP number(s)) to be redeemed and will state:

(i) the Redemption Date;

(ii) the appropriate method for calculation of the redemption price, but need not include the redemption price itself; the actual redemption price shall be set forth in an Officer’s Certificate delivered to the Trustee no later than two (2) Business Days prior to the Redemption Date unless the redemption is pursuant to Section 3.07(a) or Section 3.07(d) hereof, in which case such Officer’s Certificate should be delivered on the Redemption Date;

(iii) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;

(iv) the name and address of the Paying Agent;

(v) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(vi) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;

(vii) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(viii) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

At the Company’s request, the Trustee will give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company has delivered to the Trustee an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph at least 35 days, or in the case of an optional redemption pursuant to Section 3.07(d) hereof four Business Days, prior to the Redemption Date.

The Company may provide in the notice of redemption that payment of the redemption price and performance of the Company’s obligations with respect to such redemption or purchase may be performed by another Person.

(d) The first sentence of Section 3.04 of the Indenture is hereby amended to read in its entirety as follows:

Except with respect to Notes called for redemption pursuant to Section 3.07(d) hereof for which notices of redemption shall be revocable as set forth in such Section, once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the Redemption Date at the redemption price.

(e) Section 3.07(d) of the Indenture is hereby amended to read in its entirety as follows:

At any time on or after a Qualified Equity Offering and prior to the fourth anniversary of the Closing Date, the Company may on one or more occasions redeem up to 35% of the aggregate principal amount of the Notes, upon no more than 60 days’ prior notice, at a redemption price equal to 113.25% of the then outstanding principal amount thereof, plus accrued and unpaid interest thereon to (but not including) the Redemption Date, subject to the rights of the Holders on the relevant Record Date to receive interest on the relevant Interest Payment Date; provided, however, that (i) each such redemption shall be in an aggregate principal amount of Notes of no less than $50,000,000 and (ii) at least 65% of the aggregate principal amount of Notes originally issued under this Indenture, as such principal amount shall have been increased through the capitalization of interest (excluding Notes held by the Company and the Company Subsidiaries), remains outstanding immediately after the occurrence of such redemption; provided, further, that the principal amount of Notes redeemed may not exceed the aggregate cash proceeds (net of underwriting discounts and commissions) received by Holdco and/or any other selling stockholders participating in any Qualified Equity Offering of all Qualified Equity Offerings. Any notice of redemption pursuant to Section 3.04 hereof in respect of an optional redemption pursuant to this Section 3.07(d) may be expressly conditioned upon the successful consummation of a financing transaction or series of financing transactions by the Company, and such notice of redemption may be revoked if such condition is not satisfied.

4. Amendment of Certain Provisions in Article 6 of the Indenture. Section 6.01 of the Indenture is amended by restating subsections (4), (5), and (9) to read as follows:

(4) (A) the failure by the Company or any Company Subsidiary to pay any Indebtedness that is pari passu with the Notes within any applicable grace period after final maturity or acceleration by the holders thereof because of a default or (B) a default occurs with respect to any Indebtedness of the Company or any Company Subsidiary that is subordinated to the Notes, which default permits the holder or holders thereof (or any trustee or agent on their behalf) to accelerate such Indebtedness (giving effect to any applicable grace period), and, in the case of (A) or (B) the total amount of such Indebtedness unpaid or accelerated or in default at the time exceeds $25.0 million;

(5) final judgments against Holdco or any of its Subsidiaries aggregating in excess of $25.0 million, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final;

(9) [Reserved]; or

5. Effective as of the date hereof, any notice to the Company under Section 14.01 shall be provided to the following address in lieu of the address in Section 14.01 of the Indenture:

MoneyGram International, Inc.

2828 N. Harwood Street, 15th Floor

Dallas, TX 75201

Attention: Chief Financial Officer

Facsimile: (952) 591-3860

With a copy to:

Vinson & Elkins LLP

2001 Ross Avenue, Suite 3700

Dallas, Texas 75201

Attention: Valinda Wolfert

Facsimile: (214) 999-7843

6. Amendments to Notes. The Notes are hereby amended to delete all provisions inconsistent with, and to conform the provisions thereof to reflect, the amendments to the Indenture effected by this Fifth Supplemental Indenture.

7. Effect. This Fifth Supplemental Indenture shall become effective as of October ___, 2011 (such date, the “Effective Date”) upon its execution by the parties hereto.

8. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS FIFTH SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

9. Effect on Indenture. This Fifth Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. Except as expressly set forth herein, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect, including with respect to this Fifth Supplemental Indenture. This Fifth Supplemental Indenture shall not be deemed to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Indenture or the Notes or to prejudice any other right or rights which the Holders of the Notes may now have or may have in the future under or in connection with the Indenture or any of the instruments or agreements referred to therein, as the same may be amended from time to time.

10. Separability Clause. In case any provision in this Fifth Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

11. Counterparts. The parties may sign any number of copies of this Fifth Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. This Fifth Supplemental Indenture may be executed by any party hereto by original or facsimile signature, or electronic format (including pdf) signature, and any facsimile or electronic signature shall also be deemed valid, binding and enforceable as an original signature.

12. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

13. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Fifth Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guarantors and the Company.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Supplemental Indenture to be duly executed, all as of the date first above written, to be effective as of the Effective Date.

MONEYGRAM PAYMENT SYSTEMS
WORLDWIDE, INC.

By:
Name:
Title:

MONEYGRAM INTERNATIONAL, INC.
MONEYGRAM PAYMENT SYSTEMS, INC.
MONEYGRAM OF NEW YORK, LLC

By:
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation, as Trustee and Collateral Agent

By:
Authorized Signatory

By:
Authorized Signatory